___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2014

FUELSTREAM, INC.

(Exact  Name of Registrant as Specified in Charter)

Delaware

333-14477

87-0561426

(State of Other Jurisdiction

(Commission File

(IRS Employer

of Incorporation)

Number)

Identification No.)

510 Shotgun Road, Suite 110

Fort Lauderdale, Florida

33326

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code:  (954) 423-5345

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement

On January 22, 2014, Fuelstream, Inc. (the “Company”) entered into a Securities Purchase Agreement

(“SPA”) in connection with the issuance of an 8% convertible promissory note (“Note”) with a face amount of

$262,500, which matures on July 20, 2014.  The Note is convertible into shares of the Company’s common stock at a 40% discount to the volume-weighted average of the three lowest trading days for the 10-day period prior to conversion.  The Note and any shares receivable from the conversion thereof are considered “restricted securities”

inasmuch as they have been issued pursuant to an exemption from registration with the Securities and Exchange

Commission (“SEC”).  Nevertheless, according to the financing terms, the shares underlying the Note are required to be registered with the SEC.  If a registration statement in respect of the Note becomes effective within 120 days,

however, the face value of the Note will be reduced by $87,500 to $175,000.

Item 1.02

Termination of a Material Definitive Agreement

On January 22, 2014, the Company redeemed and retired two 8% convertible notes that were issued to

Asher Enterprises, Inc. in the aggregate principal amount of $131,500 (hereafter, collectively, the “Asher Notes”)

The Asher Notes were issued on July 19th, 2013 and August 26th, 2013.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant.

On January 22, 2014, the Company executed the SPA and issued the Note as described in Item 1.01 above.

The Note may be accelerated by the holder in the event of default and the rate of interest on the Note will increase to 18% per annum, retroactive to the date of issuance. The Note is a direct financial obligation of the Company and is considered a current liability of the Company for accounting purposes.

Item 3.02

Unregistered Sales of Equity Securities.

On January 22, 2014, the Company issued a Note convertible into equity securities of the Company as described in Item 1.01 above.  The purchaser of the Note was an “accredited investor” as such term is defined by rules promulgated by the SEC.  No solicitation was made and no underwriting discounts were given or paid in connection with this transaction.  The Company believes that the issuance of the Note was exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

By:  /s/ Robert Catala_________________________

Date:  January 23, 2014

Robert Catala

Chief Executive Officer